Exhibit 21

ION MEDIA NETWORKS, INC.
LIST OF SUBSIDIARIES
as of December 31, 2006

Name	State of Incorporation

America 51, L.P.	Delaware LP
Bud Hits, Inc.	Florida
Bud Songs, Inc.	Florida
Clearlake Productions, Inc. (dba Paxson Entertainment)	Florida
Ocean State Television, LLC (f/k/a Offshore Television Company, LLC)	Delaware LLC
PAX Hits Publishing, Inc. (f/k/a PAX Tunes, Inc.)	Florida
PAX Internet, Inc. (f/k/a — Excel Marketing Enterprises, Inc.)	Florida
PAX Net Television Productions, Inc.	Florida
PAX Net, Inc.	Delaware
Paxson Akron License, Inc.	Florida
Paxson Albany License, Inc.	Florida
Paxson Albuquerque License, Inc.	Florida
Paxson Atlanta License, Inc.	Florida
Paxson Battle Creek License, Inc. (f/k/a DP Media License of Battle Creek, Inc.)	Florida
Paxson Boston-68 License, Inc.	Florida
Paxson Buffalo License, Inc.	Florida
Paxson Charleston License, Inc.	Florida
Paxson Chicago License, Inc.	Florida
Paxson Communications License Company, LLC	Delaware LLC
Paxson Communications LPTV, Inc.	Florida
Paxson Communications Management Company, Inc.	Florida
Paxson Communications of Akron-23, Inc.	Florida
Paxson Communications of Albany-55, Inc.	Florida
Paxson Communications of Albuquerque-14, Inc.	Florida
Paxson Communications of Atlanta-14, Inc.	Florida
Paxson Communications of Battle Creek-43, Inc. (f/k/a DP Media of Battle Creek,
Inc.)	Florida
Paxson Communications of Birmingham-44, Inc.	Florida
Paxson Communications of Boston-46, Inc.	Florida
Paxson Communications of Boston-68, Inc.	Florida
Paxson Communications of Buffalo-51, Inc.	Florida
Paxson Communications of Cedar Rapids-48, Inc.	Florida
Paxson Communications of Charleston-29, Inc.	Florida
Paxson Communications of Chicago-38, Inc.	Florida
Paxson Communications of Dallas-68, Inc.	Florida
Paxson Communications of Denver-59, Inc.	Florida
Paxson Communications of Des Moines-39, Inc.	Florida
Paxson Communications of Detroit-31, Inc.	Florida
Paxson Communications of Fayetteville-62, Inc.	Florida
Paxson Communications of Fresno-61, Inc.	Florida
Paxson Communications of Greensboro-16, Inc.	Florida

Name	State of Incorporation

Paxson Communications of Greenville-38, Inc.	Florida
Paxson Communications of Hartford-26, Inc. (f/k/a CAP Communications of New London, Inc.)	Florida
Paxson Communications of Honolulu-66, Inc. (f/k/a — Paxson Communications of Hawaii-66, Inc.)	Florida
Paxson Communications of Houston-49, Inc.	Florida
Paxson Communications of Indianapolis-63, Inc. (f/k/a RDP Communications of Indianapolis, Inc.)	Florida
Paxson Communications of Jacksonville-21, Inc.	Florida
Paxson Communications of Jacksonville-35, Inc.	Florida
Paxson Communications of Kansas City-50, Inc.	Florida
Paxson Communications of Knoxville-54, Inc.	Florida
Paxson Communications of Lexington-67, Inc.	Florida
Paxson Communications of Los Angeles-30, Inc.	Florida
Paxson Communications of Louisville-21, Inc.	Florida
Paxson Communications of Memphis-50, Inc.	Florida
Paxson Communications of Miami-35, Inc.	Florida
Paxson Communications of Milwaukee-55, Inc. (f/k/a DP Media of Milwaukee, Inc.)	Florida
Paxson Communications of Minneapolis-41, Inc.	Florida
Paxson Communications of Mobile-61, Inc.	Florida
Paxson Communications of Nashville-28, Inc. (formerly — paxson communications of cookeville-28)	Florida
Paxson Communications of New Orleans-49, Inc.	Florida
Paxson Communications of New York-31, Inc.	Florida
Paxson Communications of Norfolk-49, Inc.	Florida
Paxson Communications of Oklahoma City-62, Inc.	Florida
Paxson Communications of Orlando-56, Inc.	Florida
Paxson Communications of Philadelphia-61, Inc.	Florida
Paxson Communications of Phoenix-13, Inc.	Florida
Paxson Communications of Phoenix-51, Inc.	Florida
Paxson Communications of Portland-22, Inc.	Florida
Paxson Communications of Portland-23, Inc.	Florida
Paxson Communications of Providence-69, Inc.	Florida
Paxson Communications of Raleigh-47, Inc. (f/k/a DP Media of Raleigh Durham, Inc.)	Florida
Paxson Communications of Roanoke-38, Inc.	Florida
Paxson Communications of Sacramento-29, Inc.	Florida
Paxson Communications of Salt Lake City-30, Inc.	Florida
Paxson Communications of San Antonio-26, Inc.	Florida
Paxson Communications of San Jose-65, Inc.	Florida
Paxson Communications of Scranton-64, Inc.	Florida
Paxson Communications of Seattle-33, Inc.	Florida
Paxson Communications of Shreveport-21, Inc.	Florida
Paxson Communications of Spokane-34, Inc.	Florida
Paxson Communications of St. Croix-15, Inc.	Florida
Paxson Communications of St. Louis-13, Inc. (f/k/a DP Media of St. Louis, Inc.)	Florida
Paxson Communications of Syracuse-56, Inc.	Florida
Paxson Communications of Tampa-66, Inc.	Florida

Name	State of Incorporation

Paxson Communications of Tucson-46, Inc.	Florida
Paxson Communications of Tulsa-44, Inc.	Florida
Paxson Communications of Washington-60, Inc. (f/k/a DP Media of Martinsburg, Inc.)	Florida
Paxson Communications of Washington-66, Inc.	Florida
Paxson Communications of Wausau-46, Inc.	Florida
Paxson Communications of West Palm Beach-67, Inc.	Florida
Paxson Communications Television, Inc.	Florida
Paxson Dallas License, Inc.	Florida
Paxson Denver License, Inc.	Florida
Paxson Des Moines License, Inc.	Florida
Paxson Fresno License, Inc.	Florida
Paxson Greensboro License, Inc.	Florida
Paxson Greenville License, Inc.	Florida
Paxson Hartford Holdings, Inc. (f/k/a CAP Communications, Inc.)	Florida
Paxson Hartford License, Inc. (f/k/a CAP Communications License of New London, Inc.)	Florida
Paxson Hawaii License, Inc.	Florida
Paxson Holdings, Inc. (f/k/a DP Media, Inc.)	Florida
Paxson Houston License, Inc.	Florida
Paxson Indianapolis Holdings, Inc. (f/k/a RDP Communications, Inc.)	Florida
Paxson Indianapolis License, Inc. (f/k/a RDP Communications License of
Indianapolis, Inc.)	Florida
Paxson Jacksonville License, Inc.	Florida
Paxson Jax License, Inc.	Florida
Paxson Kansas City License, Inc.	Florida
Paxson Knoxville License, Inc.	Florida
Paxson Lexington License, Inc.	Florida
Paxson Los Angeles License, Inc.	Florida
Paxson Merchandising & Licensing, Inc.	Florida
Paxson Milwaukee License, Inc. (f/k/a DP Media License of Milwaukee, Inc.)	Florida
Paxson Minneapolis License, Inc.	Florida
Paxson Mobile License, Inc.	Florida
Paxson Norwell Holdings, Inc. (f/k/a DP Media of Boston, Inc.)	Florida
Paxson Norwell Interest, Inc. (f/k/a Channel 66 of Tampa, Inc.)	Florida
Paxson Norwell Intermediary, Inc. (f/k/a DP Media License of Boston, Inc.)	Florida
Paxson Oklahoma City License, Inc.	Florida
Paxson Orlando License, Inc.	Florida
Paxson Philadelphia License, Inc.	Florida
Paxson Phoenix License, Inc.	Florida
Paxson Portland License, Inc.	Florida
ION Media Entertainment, Inc.	Florida
Paxson Raleigh License, Inc. (f/k/a DP Media License of Raleigh Durham, Inc.)	Florida
Paxson Sacramento License, Inc.	Florida
Paxson Salem License, Inc.	Florida
Paxson Salt Lake City License, Inc.	Florida
Paxson San Antonio License, Inc.	Florida
Paxson San Jose License, Inc.	Florida

Name	State of Incorporation

Paxson Scranton License, Inc.	Florida
Paxson Shreveport License, Inc.	Florida
Paxson Spokane License, Inc.	Florida
Paxson Sports of Miami, Inc.	Florida
Paxson St. Croix License, Inc.	Florida
Paxson Syracuse License, Inc.	Florida
Paxson Television Productions, Inc. (f/k/a Paxson Live Link Productions, Inc.)	Florida
Paxson Television, Inc.	Florida
Paxson Tulsa License, Inc.	Florida
Paxson Washington License, Inc.	Florida
Paxson Washington-60 License, Inc. (f/k/a DP Media License of Martinsburg, Inc.)	Florida
Paxson Wausau License, Inc.	Florida
Paxson West Palm Beach Holdings, Inc. (f/k/a Cocola Media Corporation of
Florida (f/k/a Cocola Broadcasting Companies))	Delaware
Paxson West Palm Beach License, Inc. (f/k/a Hispanic Broadcasting, Inc.)	Florida
PCC Direct, Inc. (formerly Paxson Merchandising Ventures, Inc.)	Florida
Travel Channel Acquisition Corporation	Delaware